                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: May 17, 1999
                       (Date of Earliest Event Reported)

                       MACE SECURITY INTERNATIONAL, INC.
            (Exact name of Registrant as Specified in its Charter)

                                   Delaware
                           (State of Incorporation)

                                    0-22810
                           (Commission File Number)

                                  03-0311630
                       (IRS Employer Identification No.)

                 160 Benmont Avenue, Bennington, Vermont 05201
                   (Address of Principal Executive Offices)

                                (802) 447-1503
                        (Registrant's Telephone Number)

ITEM 2. ACQUISITION OF THE CAPITAL STOCK OF COLONIAL FULL SERVICE CAR WASH, INC.

On May 17, 1999, Mace Security International, Inc., a Delaware corporation(the "Company" or "Registrant"), through its wholly owned subsidiary Mace Anti Crime Bureau, Inc., pursuant to the terms and conditions of the Stock Purchase Agreement (the "Stock Purchase Agreement") dated February 4, 1999, as amended April 1, 1999, executed by American Wash Services, Inc. with Gary Higgins, Rosario Higgins, Rosa Maria Dietrich, Rainer Dietrich, Amy Schmadeke, Elisa Rauch and Gunter Rauch (collectively, the "Shareholders" or "Sellers"), and assigned to the Company, acquired all of the outstanding shares of stock (the "Colonial Shares") of Colonial Full Service Car Wash, Inc. ("Colonial"). The Seller is not affiliated with Registrant nor with any of Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Stock Purchase Agreement and subsequent amendment, which are incorporated as Exhibits 2.1 and 2.2, respectively. The Company intends to continue the business of operating a car wash company.

Pursuant to the Stock Purchase Agreement, as amended, Registrant purchased the Colonial Shares for total consideration of approximately $15,100,000, including 1,251,000 shares of the Registrant's Common Stock valued at $6.6875 per share and the assumption of debt and negative working capital of approximately $6,734,000. Approximately 245,000 shares of the Registrant's Common Stock was "held back" in accordance with the provisions of the Stock Purchase Agreement. Upon the expiration of the "hold-back" period, assuming that the Company has no claims against the Shareholders for breaches of representations and other indemnified claims, the remaining shares will be issued. The acquisition is accounted for using the "purchase" method of accounting.

In addition, each of the Shareholders executed non-competition agreements preventing each of them from competing, directly or indirectly, with the Company or carrying on the operations of a car wash within certain geographic areas and for certain predetermined periods.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of business acquired.

     Report of Independent Auditors
     Balance Sheets as of December 31, 1998 and 1997
     Statements of Operations for the Two Years Ended December 31, 1998 and 1997 Statements of Stockholders' Equity for the Two Years Ended
          December 31, 1998 and 1997
     Statements of Cash Flows for the Two Years Ended December 31, 1998 and 1997 Notes to Financial Statements

     Balance Sheets as of March 31, 1999 and March 31, 1998 (Unaudited) Statements of Operations and Retained Earnings for the Three Months
          Ended March 31, 1999 and 1998 (Unaudited)
     Statement of Stockholders' Equity for the Three Months Ended
          March 31, 1999 (Unaudited)
     Statements of Cash Flows for the Three Months
          Ended March 31, 1999 and 1998 (Unaudited)
     Selected Notes to Consolidated Financial Statements (Unaudited)

(B)  PRO FORMA FINANCIAL INFORMATION

     Pro forma Consolidated Statement of Operations for the Year Ended
          December 31,1998 (Unaudited)
     Pro forma Consolidated Statement of Operations for the Three Months Ended
          March 31, 1999 (Unaudited)
     Pro forma Consolidated Balance Sheet as of March 31, 1999 (Unaudited)

(C)  EXHIBITS

*2.1 Stock Purchase Agreement dated as of February 4, 1999, by and between Gary
     Higgins, Rosario Higgins, Rosa Maria Dietrich, Rainer Dietrich, Amy Schmadeke, Elisa Rauch and Gunter Rauch and American Wash Services, Inc.

*2.2 Amendment Number One to Stock Purchase Agreement dated April 1, 1999, between Gary Higgins, Rosario Higgins, Rosa Maria Dietrich, Rainer Dietrich, Amy Schmadeke, Elisa Rauch, Gunter Rauch and Steven Sims and American Wash Services, Inc.

*2.3 Assignment dated May 17, 1999 between Mace Security  International, Inc.,
     Mace Anti Crime Bureau, Inc., and American Wash Services, Inc.

*99  Press Release dated May 25, 1999.

23.1 Consent of Ernst & Young LLP
--------------------------------------------------------------------------------
*   Incorporated by reference

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 30, 1999                        MACE SECURITY INTERNATIONAL, INC.

                                           By:/s/ Gregory M. Krzemien
                                              -----------------------
                                           Gregory M. Krzemien
                                           Chief Financial Officer and Treasurer

                             Financial Statements

                     Colonial Full Service Car Wash, Inc.

                    Years ended December 31, 1998 and 1997
                      with Report of Independent Auditors

                     Colonial Full Service Car Wash, Inc.

                             Financial Statements

                    Years ended December 31, 1998 and 1997


                                   CONTENTS
Report of Independent Auditors..................................  1

Audited Financial Statements

Balance Sheets.................................................  2
Statements of Operations.......................................  4
Statements of Stockholders' Equity.............................  5
Statements of Cash Flows.......................................  6
Notes to Financial Statements..................................  7

                        Report of Independent Auditors

The Board of Directors
Colonial Full Service Car Wash, Inc.

We have audited the accompanying balance sheets of Colonial Full Service Car Wash, Inc. (the Company), as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colonial Full Service Car Wash, Inc., as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



January 21, 1999, except for Notes 3 and 10             /s/Ernst & Young, LLP
as to which the dates are July 22, 1999
and May 17, 1999, respectively

                     Colonial Full Service Car Wash, Inc.

                                Balance Sheets


                                                                     December 31
                                                                1998             1997
                                                         ---------------------------------
Assets
Current assets:
 Cash and cash equivalents                                    $   105,807      $   140,393
 Accounts receivable                                               33,266           57,170
 Inventories                                                      246,596          262,809
 Deferred income taxes                                             11,445           18,955
 Prepaid expenses                                                  76,897           75,967
                                                         ---------------------------------
Total current assets                                              474,011          555,294


Property and equipment:
 Land                                                           1,336,479        1,336,479
 Leasehold improvements                                         1,993,454        1,943,052
 Buildings                                                      3,113,813        3,095,837
 Machinery and equipment                                        3,146,293        2,854,399
 Computer software                                                230,254          168,254
 Construction in progress                                          46,420           42,160
                                                         ---------------------------------
                                                                9,866,713        9,440,181

 Accumulated depreciation                                      (2,442,650)      (1,852,648)
                                                         ---------------------------------
                                                                7,424,063        7,587,533

Shareholder advance                                               182,536           57,016
Note receivable - shareholder                                     106,931           97,428
Other assets                                                        9,721            9,721
                                                         ---------------------------------
Total assets                                                  $ 8,197,262      $ 8,306,992
                                                         =================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                              $  689,993       $  797,372
 Accrued expenses                                                 533,212          468,144
 Current portion of long-term debt                                491,159          264,325
                                                         ---------------------------------
Total current liabilities                                       1,714,364        1,529,841

Long-term debt, less current portion                            5,270,521        5,442,504
Deferred income taxes                                              69,727           58,969
Other long-term liabilities                                        41,600                -

Commitments and contingencies

Stockholders' equity:
 Common stock, $1.00 par value:
  100,000 shares authorized with 89,337 shares issued in
   1998 and 1997 and 89,084 and 89,337 outstanding in
   1998 and 1997, respectively                                     89,337           89,337
 Treasury stock, 253 shares at cost                               (50,000)               -
 Preferred stock, $1.00 par value: 2,000,000 shares
  authorized, with 825,000 shares issued and outstanding
  in 1998 and 1997                                                825,000          825,000
 Additional capital                                               650,147          774,755
 Accumulated deficit                                             (413,434)        (413,414)
                                                         ---------------------------------
Total stockholders' equity                                      1,101,050        1,275,678
                                                         ---------------------------------
Total liabilities and stockholders' equity                     $8,197,262       $8,306,992
                                                         =================================

See accompanying notes.

                     Colonial Full Service Car Wash, Inc.

                           Statements of Operations


                                                                 YEAR ENDED DECEMBER 31
                                                                 1998               1997
                                                         ------------------------------------
Net sales                                                       $10,696,977       $10,062,711

Operating expenses:
 Payroll costs                                                    4,618,015         4,242,066
 Materials and supplies                                           1,914,305         1,933,018
 Other operating expenses                                         2,716,346         2,588,107
 Selling, general and administrative                                954,625           879,660
                                                         ------------------------------------
Total expenses                                                   10,203,291         9,642,851
                                                         ------------------------------------
                                                                    493,686           419,860

Interest expense                                                   (528,354)         (516,431)
Other income                                                         52,916            43,233
                                                         ------------------------------------

Income (loss) before income taxes                                    18,248           (53,338)

Income tax expense (benefit)                                         18,268            (2,656)
                                                         ------------------------------------
Net loss                                                        $       (20)      $   (50,682)
                                                         ====================================


See accompanying notes.

                     Colonial Full Service Car Wash, Inc.

                      Statements of Stockholders' Equity


                                PREFERRED STOCK     COMMON STOCK       TREASURY STOCK     ADDITIONAL   ACCUMULATED
                             --------------------------------------------------------------------------------------------------
                               SHARES    AMOUNT   SHARES    AMOUNT   SHARES     AMOUNT      CAPITAL      DEFICIT        TOTAL
                             --------------------------------------------------------------------------------------------------

Balance at December 31, 1996         -  $         94,431   $94,431      621    $(49,375)  $1,757,876     $(362,732)  $1,440,200
 Purchase of treasury stock          -         -       -         -      613     (58,793)           -             -      (58,793)
 Sale of treasury stock              -         -       -         -   (1,234)    108,168            -             -      108,168
 Preferred stock dividends           -         -       -         -        -           -     (123,920)            -     (123,920)
 Exchange of common stock
  for preferred stock          825,000   825,000  (5,094)   (5,094)       -           -     (819,906)            -            -
 Adjustment to deferred tax
  liability                          -         -       -         -        -           -      (39,295)            -      (39,295)
 Net loss                            -         -       -         -        -           -            -       (50,682)     (50,682)
                             --------------------------------------------------------------------------------------------------
Balance at December 31, 1997   825,000   825,000  89,337    89,337        -           -      774,755      (413,414)   1,275,678
 Preferred stock dividends           -         -       -         -        -           -     (124,608)            -     (124,608)
 Purchase of treasury stock          -         -       -         -      253     (50,000)           -             -      (50,000)
 Net income                          -         -       -         -        -           -            -           (20)         (20)
                             --------------------------------------------------------------------------------------------------
Balance at December 31, 1998   825,000  $825,000  89,337   $89,337      253    $(50,000)  $  650,147     $(413,434)  $1,101,050
                             ==================================================================================================

See accompanying notes.

                     Colonial Full Service Car Wash, Inc.

                           Statements of Cash Flows


                                                      Year ended December 31
                                                       1998           1997
                                                 -----------------------------
OPERATING ACTIVITIES
Net loss                                              $     (20)    $  (50,682)
Adjustments to reconcile net income (loss) to
 net cash
provided by operating activities:
  Depreciation                                          590,002        508,182
  Deferred income tax expense (benefit)                  18,268         (2,656)
  Accrued preferred stock dividend                            -        (61,875)
  Changes in operating assets and liabilities:
     Accounts receivable                                 23,904          4,702
     Inventories                                         16,213         80,054
     Prepaid and other assets                              (935)         2,297
     Accounts payable and other liabilities                (711)       531,320
                                                 -----------------------------
Net cash provided by operating activities               646,721      1,011,342

INVESTING ACTIVITIES
Expenditures for property and equipment                (426,530)      (845,910)
Increase in receivables from stockholder               (135,023)      (120,170)
                                                 -----------------------------
Net cash used in investing activities                  (561,553)      (966,080)

FINANCING ACTIVITIES
Payments on notes payable                              (307,350)      (249,719)
Proceeds from issuance of notes payable                 362,204              -
Preferred stock dividends                              (124,608)       (62,045)
Purchase of treasury stock                              (50,000)       (58,793)
Proceeds from sale of treasury stock                          -        108,168
                                                 -----------------------------
Net cash provided by financing activities              (119,754)      (262,389)
                                                 -----------------------------

Net decrease in cash                                    (34,586)      (217,127)
Cash at beginning of year                               140,393        357,520
                                                 -----------------------------
Cash at end of year                                   $ 105,807     $  140,393
                                                 =============================

SUPPLEMENTAL DISCLOSURES
Cash paid for interest                                $ 522,000     $  519,000
                                                 =============================


See accompanying notes.

                     Colonial Full Service Car Wash, Inc.

                         Notes to Financial Statements

                          December 31, 1998 and 1997

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Colonial Full Service Car Wash, Inc. (the Company), was incorporated in Texas in March 1988. The Company operates car wash facilities and lubrication centers from ten locations in the Dallas-Fort Worth area which provide a full line of car care services including washing, waxing, detailing, gasoline and lubrication services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

Sales revenue is generally recognized and received at the time services are performed. Credit is extended to certain businesses and municipalities who have multiple vehicles for which services are performed based upon evaluation of the customer's financial condition, and generally collateral is not required.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly-liquid investments which have an original maturity of three months or less at the date of purchase.

INVENTORIES

Inventories are stated at cost which is not in excess of market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist of soaps, waxes, gasoline and lubrication supplies.

CAPITALIZATION OF INTERNAL-USE SOFTWARE

The Company expenses all costs for internal-use software until the software development has reached the application development stage, at which time, the appropriate costs of developing or obtaining the internal-use software are capitalized. The application

                      Colonial Full Service Car Wash, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

development stage includes the design, coding, testing and implementation of the software.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the respective lives of the assets. The ranges of estimated useful lives are as follows:

                                                           YEARS
                                                    -----------------
Leasehold improvements                                        15 - 30
Buildings                                                          30
Machinery and equipment                                         5 - 7
Computer software                                                   3

ADVERTISING EXPENSES

Advertising costs are expensed as incurred and are included in selling, general, and administrative expenses in the accompanying statement of operations. Total advertising expenses approximated $59,881 and $81,357 for the years ended December 31, 1998 and 1997, respectively.

INCOME TAXES

Deferred income taxes are computed using the liability method and are provided on all temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities.

                      Colonial Full Service Car Wash, Inc.

3. LONG-TERM DEBT

Long-term debt consists of the following at December 31:

                                                        1998         1997
                                                  ---------------------------
Notes payable to a bank, bearing interest at the
 bank's prime rate plus 0.25% (8.00 % at December
 31, 1998 and 8.75% at December 31, 1997).
 Principal and interest are due in monthly
 installments through January 2000. The notes are
 collateralized by substantially all assets of        $5,047,549   $5,075,183
 the Company.

Note payable to a bank, bearing interest at prime
 plus 1.50% (9.25% at December 31, 1998 and
 10.00% at December 31, 1997). Principal and
 interest are due in monthly installments through
 October 2000. The note is collateralized by real        500,357      551,078
 property.

Note payable to a vendor, bearing interest at 5%.
 Principal and interest are due in monthly
 installments through June 2003.                         120,450            -

Note payable to a bank, bearing interest at
 8.90%. Principal and interest are due in monthly
 installments through January 2000. The note is
 collateralized by a vehicle.                             12,071       15,869

Note payable to a bank, bearing interest at
 8.75%. Principal and interest are due in monthly
 installments through January 2000. The note is
 collateralized by a vehicle.                             26,753            -

Note payable to an individual, bearing interest
 at 12%. Payments of interest are due quarterly,
 with principal                                           50,000       50,000
due upon maturity in March 1999.

Other notes payable                                        4,500       14,699
                                                  ---------------------------
                                                       5,761,680    5,706,829
Less current portion                                     491,159      264,325
                                                  ---------------------------
                                                      $5,270,521   $5,442,504
                                                  ===========================

                      Colonial Full Service Car Wash, Inc.

3. LONG-TERM DEBT (CONTINUED)

The Company's loan agreements contain various restrictive covenants including, but not limited to, liquidity ratios and limitations on capital expenditures and additional indebtedness. At December 31, 1998, the Company was in violation of certain covenants pursuant to the loan agreement with the Company's primary lender. On July 22, 1999, effective as of June 21, 1999, the lender has amended the loan agreements to remove the financial covenants which had been in violation and change the maturity date of all notes to January 31, 2000. In connection with the amendments, the bank loans were guaranteed by Mace Security International, Inc. (see Note 10).

Substantially all of the Company's outstanding debt is personally guaranteed by Gary Higgins, the Company's majority shareholder prior to the transaction described in Note 10.

Aggregate maturities of long-term debt for the five years subsequent to December 31, 1998, are as follows:

1999                                                        $  491,159
2000                                                         5,200,287
2001                                                            27,049
2002                                                            28,428
2003                                                            14,757

4. INCOME TAXES

The components of the income tax benefit for the years ended December 31 are as follows:

                                         1998          1997
                                   ----------------------------
       Deferred:
         Federal                          $15,082       $(1,354)
         State                              3,186        (1,302)
                                   ----------------------------
       Total deferred benefit             $18,268       $(2,656)
                                   ============================

                      Colonial Full Service Car Wash, Inc.

4. Income Taxes (continued)

The reconciliation of the income tax benefit computed at the federal statutory rate to the total income tax benefit for the years ended December 31 follows:

                                                             1998          1997
                                                       ----------------------------
         Tax expense (benefit) at U.S. statutory rate         $ 6,302      $(18,135)
         State income tax expense (benefit)                     1,278          (556)
         Meals and entertainment disallowed                     2,482         1,974
         Other permanent differences                            8,206        14,061
                                                       ----------------------------
         Total tax benefit                                    $18,268      $ (2,656)
                                                       ============================

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Major components of the Company's deferred taxes at December 31 are as follows:

                                                             1998           1997
                                                       -----------------------------
         Deferred tax assets:
         Net operating loss carryforward                    $ 379,844      $ 316,132
         General business credits                              75,310         75,310
         Accrued compensation                                       -         16,637
         Alternative minimum tax credits                        4,368          4,368
         Other                                                 11,833          2,707
                                                       -----------------------------
         Total deferred tax assets                            471,355        415,154
                                                       -----------------------------

         Deferred tax liabilities:
         Tax over book depreciation                          (529,637)      (455,168)
                                                       -----------------------------
         Total deferred tax liabilities                      (529,637)      (455,168)
                                                       -----------------------------
         Net deferred tax liability                         $ (58,282)     $ (40,014)
                                                       =============================

During the year ended December 31, 1997, the Company recorded $39,295 of deferred tax liabilities and charged additional capital representing the difference between the financial and tax basis of assets contributed to the Company in a prior year by the majority stockholder.

                      Colonial Full Service Car Wash, Inc.

4. INCOME TAXES (CONTINUED)

The Company has approximately $1,024,000 of federal net operating loss carryforwards which begin to expire in the year 2010; $1,065,000 of state net operating loss carryforwards which begin to expire in the year 1999; $75,000 general business credit carryovers which begin to expire in the year 2005; and a $4,000 alternative minimum tax credit carryover which has no expiration.

The Company believes it is more likely than not that it will fully realize its deferred tax assets and, accordingly, a valuation allowance has not been provided. Management expects the deferred tax assets will be realized as reductions in future taxable operating income or by utilizing available tax planning strategies. Uncertainties that may affect the realization of these assets include tax law changes and the future level of product prices, costs, and tax rates. Therefore, the Company periodically reviews its ability to realize these assets and will establish a valuation allowance if needed.

5. RELATED PARTY TRANSACTIONS

The Company pays an affiliated entity, partially owned by the majority shareholder, consulting and other fees for services related to software development and maintenance. The amount paid to this entity was approximately $104,000 and $103,000 for the years ended December 31, 1998 and 1997, respectively, a portion of which was capitalized.

The Company leases one of its facilities from the majority shareholder. The amount paid to the majority shareholder was approximately $120,000 for each of the years ended December 31, 1998 and 1997. The lease expired at December 31, 1998, and has a three-year renewal option.

At December 31, 1998, the Company has an outstanding note receivable from the majority shareholder for approximately $107,000. The note has a five-year term and bears interest at 8%; the principal and interest are due upon maturity in March 2002. The note is the net result of several transactions between the Company and the majority shareholder.

6. Commitments and Contingencies

The Company leases certain of its facilities and equipment under noncancelable operating leases. The lease agreements provide for monthly rents, with one agreement providing for basic monthly rents plus contingent rentals based on volume. The lease agreements have terms from two to ten years, with renewal options which provide for renewals of up to 20 years from the original lease term. Rent expense, including contingent rentals, for

                      Colonial Full Service Car Wash, Inc.

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)

facilities and equipment was approximately $605,000 and $584,000 for the years ended December 31, 1998 and 1997, respectively. Future minimum lease commitments, including contingent rentals, are as follows at December 31, 1998:

         1999                       $  375,349
         2000                          357,800
         2001                          337,500
         2002                          337,500
         2003                          337,500
         Thereafter                    875,700
                              ----------------
                                    $2,621,349
                              ================

The Company is subject to federal and state environmental regulations, including rules relating to air and water pollution and the storage and disposal of gasoline, oil, other chemicals, and waste. The Company believes that it complies with all applicable laws relating to its business.

7. STOCK PURCHASE WARRANT

At December 31, 1998, the Company had an outstanding warrant permitting the holder to acquire up to 2% of the Company's common stock at an exercise price equal to 50% of the price offered to the public in the event the Company undertakes a public offering of its common stock. The warrant will expire after one year following a public offering of its common stock.

8. CAPITAL STOCK

The Company's capital stock consists of Class A common stock and Class B, Series A participating, cumulative preferred stock. Dividends on Class B preferred shares are paid semi-annually at the rate of 15% with an additional special dividend of $62,045 paid in 1997. Class B preferred shares rank senior to the Company's Class A common shares as to dividends and liquidation rights. Each share of Series A preferred stock is redeemable for $1 per share at the option of the Company. Upon notification of redemption, the holder of the Class B shares has the option to convert into Class A common shares at the rate of one common share for each 125 preferred shares. Accordingly, the Company has reserved 6,600 of its authorized but unissued Class A common stock for possible future conversion of the issued and outstanding Class B preferred stock at December 31, 1998. Class B preferred shareholders have no voting rights.

                      Colonial Full Service Car Wash, Inc.

9. YEAR 2000 ISSUE (UNAUDITED)

The Company has developed a plan to modify its information technology to be ready for the Year 2000 and has begun converting critical data processing systems. The Company currently expects the project to be substantially complete by late 1999 and does not expect this project to have a significant effect on operations.

10. SUBSEQUENT EVENT

Effective May 17, 1999, the stockholders of the Company sold all of their outstanding stock to a wholly-owned subsidiary of Mace Security International, Inc.

                     Colonial Full Service Car Wash, Inc.
                                Balance Sheets


                                                            March 31
                                                      1999            1998
                                                --------------- ---------------
                                                          (Unaudited)
Assets
Current assets
   Cash and cash equivalents                        $52,205        $141,655
   Accounts receivable                               32,486          40,552
   Inventories                                      230,610         251,546

   Deferred income taxes                                 27          22,910
   Prepaid expenses                                 137,752          73,986

                                                --------------- ---------------
Total current assets                                453,080         530,649

Property and equipment
   Land                                           2,950,885       1,336,479
   Leasehold improvements                         1,996,977       1,978,972
   Buildings                                      3,413,813       3,110,411
   Equipment                                      3,284,635       2,912,664
   Computer software                                230,254         188,124
   Construction in progress                          46,420          28,802
                                                --------------- ---------------
                                                 11,922,984       9,555,452

   Accumulated depreciation                      (2,598,073)     (1,989,940)
                                                --------------- ---------------
                                                  9,324,911       7,565,512

   Stockholder Advance                              379,710         114,144
   Note Receivable - shareholder                          -         100,724
   Other assets                                       9,721           9,721
   Total assets                                 $10,167,422      $8,320,750
                                                ==============  ==============


                                                                               March 31
                                                                      1999                 1998
                                                                 ------------------------------------
                                                                              (Unaudited)
Liabilities and Stockholders' Equity
Current liabilities
        Accounts payable                                            $1,041,295             $619,511
        Accrued expenses                                               316,382              294,997
        Current portion of long term debt                            5,198,626              536,419
                                                                 ---------------       --------------
Total current liabilities                                            6,556,303            1,450,927

Long term liabilities
        Long-term debt, less current portion                           513,956            5,435,309
        Deferred income taxes                                           21,083               96,435
        Other Long-term liability, less current portion                 38,400               51,200
                                                                 ---------------       --------------
                                                                     7,129,742            7,033,871

Stockholders equity
        Common stock, $1.00 par value:
          10,000,000 and 200,000 shares authorized, 117,587 and
           89,337 issued,  117,334 and 89,337 outstanding in
           1999 and 1998, respectively                                 117,587               89,337
        Preferred stock, $1.00 par value: 2,000,000 shares
            authorized, with 825,000 shares issued and outstanding
            in 1998                                                          -              825,000
        Treasury stock, 253 shares at cost                             (50,000)
        Additional capital                                           3,485,709              742,960
        Accumulated deficit                                           (515,616)            (370,418)
                                                                 ---------------       --------------
Total stockholders' equity                                           3,037,680            1,286,879

                                                                 ---------------       --------------
Total liabilities and stockholders equity                           10,167,422            8,320,750
                                                                  ==============        =============


                       See accompanying selected notes.

                     Colonial Full Service Car Wash, Inc.
                               Income Statement

                                                          Three Months Ended March 31
                                                     1999                          1998
                                                --------------------------------------------
                                                                 (Unaudited)
Revenues
        Car wash and detail                    $1,597,052                    $1,596,215
        Lube and Other Services                   968,532                       850,646
        Fuel                                       51,307                       108,898
        Merchandising                              25,018                        32,679
                                               ---------------               --------------
Total Revenue                                   2,641,909                     2,588,438

Cost of goods sold
        Car wash and detail                     1,301,966                     1,171,069
        Lube and Other Services                   733,564                       612,460
        Fuel                                       36,104                        82,544
        Merchandising                              15,695                        21,627
                                               ---------------               --------------
Total Cost of Goods Sold                        2,087,329                     1,887,700


Gross Profit                                      554,580                       700,738

        Depreciation expense                      155,424                       137,293
        Sales, General and Administrative         422,837                       365,379

                                               ---------------               --------------
Operating (loss) Income                           (23,681)                      198,066

Interest expense, net                            (129,113)                     (134,750)
Other income                                       13,384                        13,191

                                               ---------------               --------------
(Loss) income before income tax                  (139,410)                       76,507

        Income tax (benefit)                      (37,226)                       (5,785)
                                               ---------------               --------------
Net (loss) income                               ($102,184)                      $82,292
                                                ==============                =============



See accompanying selected notes.


                     Colonial Full Service Car Wash, Inc.
                            Statement of Cash Flows


                                                                  Three Months Ended March 31
                                                              1999                           1998
                                                          -------------------------------------------
Cash flows from operating activities
Net (loss) income                                            ($102,184)                      $82,292
Adjustments to reconcile net (loss) income to net cash
   provided by operating activities:
        Depreciation                                           155,423                       137,293
        Deferred income taxes                                  (37,226)                       (5,785)
        Changes in operating assets and liabilities:
                Accounts receivable                                780                        73,634
                Inventories                                     15,986                        11,263
                Prepaid and other assets                       (60,855)                        1,981
                Accounts payable and accrued expenses          258,228                      (331,400)
                Other liabilities                               (3,200)                       62,529
                                                          -------------                  ------------
Net cash provided by operating activities                      226,952                        31,807


Cash flows from investing activities:
Purchase of property and equipment                             (56,272)                     (115,270)
Increase in receivable - stockholder                           (90,243)                     (117,440)
                                                              -------------                ------------
Net cash used in investing activities:                        (146,515)                     (232,710)

Cash flows from financing activities:
Payments on notes payable                                      (49,100)                      (67,340)
Proceeds from issuance of note payable                               -                       332,238
Preferred stock dividends                                     (123,750)                      (62,733)
Common stock issued                                             38,811                             -
                                                              -------------                ------------
Net cash (used in) provided by financing activities:          (134,039)                      202,165

Net (decrease) increase in cash and cash equivalent            (53,602)                        1,262

Cash and cash equivalents at beginning of year                 105,807                       140,393
                                                              -------------                ------------
Cash and cash equivalents at end of period                     $52,205                      $141,655
                                                              ============                 ============



See accompanying selected notes.

                     Colonial Full Service Car Wash, Inc.
                       Statement of Stockholder's Equity

                                               Preferred Stock          Common Stock           Treasury Stock
                                               --------------------------------------------------------------------
                                                  Shares      Amount      Shares     Amount     Shares    Amount
                                               --------------------------------------------------------------------
Balance at December 31, 1998                         825,000  $ 825,000     89,337     $89,337          253 $(50,000)
 Conversion of preferred
  stock to common                                   (825,000)  (825,000)     6,600       6,600
 Issuance of common stock
  for services                                                                 584         584
 Issuance of common stock for
  acquisition of property                                                   21,066      21,066
    Net loss
                                               --------------------------------------------------------------------
Balance at March 31, 1999                             -      $     -       117,587   $ 117,587    253     $(50,000)
                                               =========== ============ ========= ============ ======= ===========

                                                    Additional   Accumulated
                                                    Capital       Deficit       Total
                                                  ------------------------------------------
Balance at December 31, 1998                      $650,147      $(413,432)   $1,101,052
 Conversion of preferred                                                              -
  stock to common                                  818,400                            -
 Issuance of common stock                                                             -
  for services                                      38,228                       38,812
 Issuance of common stock for
  acquisition of property                         1,978,934                   2,000,000
    Net loss                                                     (102,184)     (102,184)
                                                                                      -
                                                  -----------------------------------------
Balance at March 31, 1999                         $3,485,709    $(515,616)   $3,037,680
                                                  ============= ============ ==============

See accompanying selected notes.

                     COLONIAL FULL SERVICE CAR WASH, INC.

                    SELECTED NOTES TO FINANCIAL STATEMENTS

                            MARCH 31, 1999 AND 1998

                                  (UNAUDITED)


1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Colonial Full Service Car Wash, Inc. (the Company), was incorporated in Texas in March 1988. The Company operates car wash facilities and lubrication centers from ten locations in the Dallas-Fort Worth area which provide a full line of car care services including washing, waxing, detailing, gasoline and lubrication services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Financial Statements

        The consolidated financial statements for the three months ended March 31, 1999 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the consolidated financial statements for the interim period have been included.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
Sales revenue is generally recognized and received at the time services are performed. Credit is extended to certain businesses and municipalities who have multiple vehicles for which services are performed based upon evaluation of the customer's financial condition, and generally collateral is not required.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents include all highly-liquid investments which have an original maturity of three months or less at the date of purchase.

INVENTORIES
Inventories are stated at cost which is not in excess of market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist of soaps, waxes, gasoline and lubrication supplies.

CAPITALIZATION OF INTERNAL-USE SOFTWARE
The Company expenses all costs for internal-use software until the software development has reached the application development stage, at which time, the appropriate costs of developing or obtaining the internal-use software are capitalized. The application development stage includes the design, coding, testing and implementation of the software.

                     Colonial Full Service Car Wash, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the respective lives of the assets. The ranges of estimated useful lives are as follows:

                                                                     YEARS
                                                             --------------------


Leasehold improvements                                                    15 - 30
Buildings                                                                      30
Machinery and equipment                                                     5 - 7
Computer software                                                               3

ADVERTISING EXPENSES
Advertising costs are expensed as incurred and are included in selling, general, and administrative expenses in the accompanying statement of operations.

INCOME TAXES

Deferred income taxes are computed using the liability method and are provided on all temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities.

3.  SUBSEQUENT EVENT

Effective May 17, 1999, the stockholders of the Company sold all of their outstanding stock to a wholly-owned subsidiary of Mace Security International, Inc.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                   AND THE THREE MONTHS ENDED MARCH 31, 1999


The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 give effect to the acquisition on May 17, 1999 of all the outstanding stock of Colonial Full Service Car Wash, Inc. ("Colonial") by Mace Security International, Inc. (the "Registrant" or "Mace") for total consideration paid by Mace of approximately $15.1 million.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 gives effect to the aforementioned transaction as if the transaction had occurred on January 1, 1998. The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of Mace Security International, Inc. would have been, had the transaction to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of Mace Security International, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Mace Security International, Inc. as of December 31, 1998 and for each of the three years in the period then ended and the historical financial statements of Colonial Full Service Car Wash, Inc. appearing elsewhere in this filing.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 1998
(Dollars in thousands, except shares and per share data)

                                                                       Colonial Full
                                            Mace Security               Service Car                 Pro Forma
                                         International, Inc.            Wash, Inc.                 Adjustments
                                       -----------------------    -----------------------    -----------------------
Net sales                               $                2,404           $         10,697          $               -
Cost of sales                                            1,230                      9,248                       (297)(1)
Selling, general and administrative                      1,719                        955                          -
                                       -----------------------    -----------------------    -----------------------

     Operating (loss) income                              (545)                       494                        279

Other income (expense):
   Interest income                                         137                           -                         -
   Interest expense                                        (95)                      (528)                         -
   Other income                                            221                         53                          -
                                       -----------------------    -----------------------    -----------------------

(Loss) income from operations
before income tax expense                                (282)                        19                         279
Income tax expense                                         (4)                       (19)                          -
                                       ----------------------     ----------------------     -----------------------

Net (loss) income                      $                 (286)         $              -            $             279
                                       ======================     ======================     =======================

Net loss per common share:                             ($0.04)
                                       ======================

Weighted average number of
  common shares outstanding                         6,987,127
                                       ======================



                                            Pro Forma
                                            Consolidated
                                       ----------------------
Net sales                                  $           13,101
Cost of sales                                          10,199
Selling, general and administrative                     2,674
                                       ----------------------

     Operating (loss) income                              228

Other income (expense):
   Interest income                                        137
   Interest expense                                      (623)
   Other income                                           274
                                       ----------------------

(Loss) income from operations
before income tax expense                                  16
Income tax expense                                        (23)
                                       ----------------------

Net (loss) income                                          (7)
                                       ----------------------

Net loss per common share:                                  -
                                       ----------------------

Weighted average number of
  common shares outstanding                         8,238,127(2)
                                       ----------------------

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   For the Three Months Ended March 31, 1999
           (Dollars in thousands, except shares and per share data)

                                                                          Colonial Full
                                                     Mace Security         Service Car      Pro Forma          Pro Forma
                                                  International, Inc.      Wash, Inc.       Adjustments       Consolidated
                                                ----------------------  ----------------  -----------------  --------------
Net sales                                        $            704        $       2,642    $         -        $        3,346
Cost of sales                                                 364                2,243            (78)(1)             2,529
Selling, general and administrative                           802                  423              -                 1,225
                                                ----------------------  ----------------  -----------------  --------------

      Operating (loss) income                                (462)                 (24)            78                  (408)

Other income (expense):
 Interest income                                               47                    -              -                    47
 Interest expense                                               -                 (129)             -                  (129)
 Other income (expense)                                       (53)                  13              -                   (40)
                                                ----------------------  ----------------  -----------------  --------------

(Loss) income
  before income tax expense                                  (468)                (140)            78                  (530)
Income tax expense (benefit)                                    -                  (37)             -                   (37)
                                                ----------------------  ----------------  -----------------  --------------

Net (loss) income                               $           (468)       $         (103)    $       78        $         (493)
                                                ======================  ================  ================   ==============

Net (loss) income per common share                        ($0.07)                                            $        (0.06)
                                                ======================                                       ==============

Weighted average number of
  common shares outstanding                             6,387,200                                                 7,638,200(2)
                                                ======================                                       ==============


NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998 HAS BEEN ADJUSTED TO REFLECT THE FOLLOWING:

(a) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1998, net of historical depreciation and amortization expense of Colonial.

(b) For purpose of determining pro forma earnings per share, the issuance of 1,251,000 shares of unregistered shares of common stock to effect the acquisition of Colonial by Mace were considered outstanding since January 1, 1998.

THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1999 HAS BEEN ADJUSTED TO REFLECT THE FOLLOWING:


(a) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(b) For purpose of determining pro forma earnings per share, the issuance of 1,251,000 shares of unregistered shares of common stock to effect the acquisition of Colonial by Mace were considered outstanding since January 1, 1999.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             As of March 31, 1999
                            (Dollars in thousands)

                                                                Colonial Full
                                          Mace Security          Service Car            Pro Forma             Pro Forma
                                        International, Inc.       Wash, Inc.           Adjustments           Consolidated
                                        --------------------  --------------------  --------------------  --------------------
ASSETS
Current assets:
 Cash and cash equivalents               $       3,572         $          52        $          -           $       3,624

 Cash escrow                                       611                     -                                         611
 Accounts receivable, net                        1,271                    32                                       1,303
 Inventories                                     1,502                   231                                       1,733
 Prepaid expenses and other                        285                   138                                         423
                                        --------------------  --------------------  --------------------  --------------------
     Total current assets                        7,241                   453                   -                   7,694

 Net assets of discontinued operations             327                   -                     -                     327
 Property and equipment, net                     1,079                 9,325                 2,175(1)             12,579
 Intangibles, net                                  912                   -                   3,153(1)              4,065
 Other assets                                      217                   390                   -                     607

                                        --------------------  --------------------  --------------------  --------------------
     Total assets                        $       9,776         $      10,168         $       5,328         $      25,272
                                         ===================   ===================   ===================  ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable                        $         298         $       1,041        $          -           $       1,339
 Accrued expenses                                  232                   316                                         548
 Current portion of long term debt                 -                   5,199                                       5,199
                                        --------------------  --------------------  --------------------  --------------------
 Total current liabilities                         530                 6,556                   -                   7,086

Deferred income taxes                              -                      21                                          21
Long term debt, less current portion               -                     514                                         514
Other Liabilities                                  -                      39                                          39
                                        --------------------  --------------------  --------------------  --------------------
     Total liabilities                             530                 7,130                   -                   7,660

Commitments and contingencies

Stockholders' equity:
  Common stock                                      68                   118                  (106)(1)                80

 Additional paid-in capital                     13,333                 3,486                 4,868(1)             21,687

 Treasury stock                                    (52)                  (50)                   50(1)               (52)
 (Accumulated deficit) retained earnings        (4,103)                 (516)                  516(1)            (4,103)
                                        --------------------  --------------------  --------------------  --------------------

  Total stockholders' equity                     9,246                 3,038                 5,328                17,612
                                        --------------------  --------------------  --------------------  --------------------

  Total liabilities and
   stockholders' equity                  $       9,776         $      10,168         $       5,328        $       25,272
                                         ===================   ===================   ===================  ===================



NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

The unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1998 has been adjusted to reflect the following:

(1) On February 4, 1999, the Company entered into a Stock Purchase Agreement for the pending acquisitions of all the outstanding stock of Colonial Full Service Car Wash, Inc. ("Colonial") for total consideration to be paid by Mace Security International, Inc. of approximately $15,100,000 including 1,251,000 shares of the Registrant's Common Stock valued at $6.6875 per share and the assumption of debt and negative working capital of approximately $6,734,000. Approximately 245,000 shares of the Registrant's Common Stock was "held back" in accordance with the provisions of the Stock Purchase Agreement. Upon the expiration of the "hold-back" period, assuming that the Company has no claims against the Shareholders for breaches of representations and other indemnified claims, the remaining shares will be issued. The acquisition is anticipated to be accounted for under the purchase method. Pursuant to the terms of the stock purchase agreement, all property, equipment, other assets and working capital will be acquired and all liabilities will be assumed. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the estimated fair value of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:

Property and equipment                         $11,500,000
Cost over fair value of net assets acquired      3,153,000
Current assets acquired                            453,000
Other assets acquired                              390,000
Current liabilities assumed                     (6,556,000)
Other liabilities assumed                         (574,000)
                                             -------------
                                               $ 8,366,000
                                             =============

                                 EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION
-----------     -----------

23.1            Consent of Ernst & Young LLP

                                       1